UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2008 (February 20, 2008)

Date of Report (Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Awards.  On February 20, 2008 the Human Resources Committee (the “HR Committee”) of the Board of Directors of Domtar Corporation approved the performance measures for the Domtar Corporation Annual Incentive Plan for 2008.

The HR Committee established performance measures for annual cash incentives for 2008 based on achievement of EBITDA (earnings before interest, taxes, depreciation and amortization) and health and safety improvement targets. Incentive payment targets are expressed as a percentage of base salary. Target bonus levels of 75%, 65%, 50%, 45%, and 45% (and maximum bonus levels of 150%, 130%, 100%, 90%, and 90%) of base salary were set for Messrs. Raymond Royer, Marvin Cooper, Daniel Buron, Steven Barker, and Roger Brear, respectively, subject to achievement of the relevant performance measures. There is no payment for performance that does not meet the threshold performance level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President and Secretary
Date:	February 26, 2008

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